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                                                                  EXHIBIT (a)(5)

                           VION PHARMACEUTICALS, INC.

OFFER TO EXCHANGE EACH OUTSTANDING CLASS A WARRANT, AT
THE OPTION OF THE HOLDER, FOR (A) 0.438 SHARES OF COMMON
STOCK OR (B) 0.254 SHARES OF COMMON STOCK AND $0.66 IN CASH

                                      AND

OFFER TO EXCHANGE EACH OUTSTANDING CLASS B WARRANT, AT
THE OPTION OF THE HOLDER, FOR (A) 0.212 SHARES OF COMMON
STOCK OR (B) 0.123 SHARES OF COMMON STOCK AND $0.32 IN CASH

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE
 29, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT
                     ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                    May 19, 1998

To Our Clients:

     Enclosed for your consideration is an Offering Circular and form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer of Vion Pharmaceuticals, Inc., a Delaware corporation (the "Company") to exchange for all their outstanding Class A Warrants and Class B Warrants, upon the terms and subject to the conditions set forth in the Offering Circular and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), the consideration set forth below:

     For each Class A Warrant, exchanging holders will receive, at the holder's option, either:

          (A) 0.438 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") (the "All Stock Consideration"); or

          (B) 0.254 shares of Common Stock and $0.66 in cash (the "Stock Plus Cash Consideration").

     For each Class B Warrant, exchanging holders will receive, at the holder's option, either:

          (A) 0.212 shares of the Company's Common Stock (the "All Stock Consideration"); or

          (B) 0.123 shares of Common Stock and $0.32 in cash (the "Stock Plus Cash Consideration").

     This material is being forwarded to you as the beneficial owner of Warrants carried by us in your account but not registered in your name.

     A TENDER OF WARRANTS MAY BE MADE ONLY BY US AS THE RECORD HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CAN NOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all Warrants held by us for your account pursuant to the terms and conditions set forth in the enclosed Offering Circular and the Letter of Transmittal.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Warrants in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on Monday June 29, 1998, unless extended by the Company.

     If you wish to have us tender any or all of your Warrants held by us for your account, please so instruct us by completing, executing and returning to us the instruction form which appears below in this letter. The accompanying Letter of Transmittal is furnished for your information only and may not be used by you to tender Warrants held by us for your account.
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                                INSTRUCTION FORM

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Company relating to the Warrants.

     This will instruct you to tender the Warrants indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Offering Circular and the Letter of Transmittal.

CLASS A WARRANTHOLDERS:

     [ ] Please tender Class A Warrants held by you for my account. I have identified in the box below the number of Class A Warrants to be tendered if I wish to tender less than all my Class A Warrants.

PLEASE CHECK ONE OF THE TWO BOXES BELOW:

     [ ]  I ELECT TO TENDER FOR ALL STOCK CONSIDERATION

       OR

     [ ]  I ELECT TO TENDER FOR STOCK PLUS CASH CONSIDERATION

Number of Class A Warrants to be Tendered (FILL IN ONLY IF LESS THAN ALL OF YOUR CLASS A WARRANTS ARE BEING TENDERED -- DO NOT FILL IN IF YOU ARE TENDERING ALL OF YOUR CLASS A WARRANTS PURSUANT TO YOUR ELECTION ABOVE): ____________________

     [ ]  Please do not tender any Class A Warrants held by you for my account.

CLASS B WARRANTHOLDERS:

     [ ] Please tender Class B Warrants held by you for my account. I have identified in the box below the number of Class B Warrants to be tendered if I wish to tender less than all my Class B Warrants.

PLEASE CHECK ONE OF THE TWO BOXES BELOW:

     [ ]  I ELECT TO TENDER FOR ALL STOCK CONSIDERATION

       OR

     [ ]  I ELECT TO TENDER FOR STOCK PLUS CASH CONSIDERATION
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Number of Class B Warrants to be Tendered (FILL IN ONLY IF LESS THAN ALL OF YOUR
CLASS B WARRANTS ARE BEING TENDERED -- DO NOT FILL IN IF YOU ARE TENDERING ALL
OF YOUR CLASS B WARRANTS PURSUANT TO YOUR ELECTION ABOVE): ____________________

     [ ]  Please do not tender any Class B Warrants held by you for my account.

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SIGNATURE(S)

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PLEASE PRINT NAME(S) HERE

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PLEASE PRINT ADDRESS HERE

Date:
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UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR
SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR OUTSTANDING WARRANTS FOR ALL STOCK CONSIDERATION.